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Exhibit 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


We are aware that our report dated April 25, 1995, except for Note 6 for which the date is May 11, 1995, on our review of interim financial information of UNUM Corporation for the three month period ended March 31, 1995, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the following
Registration Statements:

  -  Form S-8 No. 33-31270 pertaining to the UNUM Employees
     Retirement Savings Plan and Trust

  -  Form S-8 No. 33-19090 pertaining to the 1987 Executive Stock
     Option Plan

  -  Form S-8 No. 33-38225 pertaining to the 1990 Long-Term Stock
     Incentive Plan

  -  Form S-8 No. 33-52741 pertaining to the 1990 Long-Term Stock
     Incentive Plan

  -  Form S-3 No. 33-36873

  -  Form S-3 No. 33-69132

  -  Form S-8 No. 33-60124 pertaining to the Colonial Companies,
     Inc. Security Saver Plan

  -  Post-Effective Amendment No. 1 on Form S-8 to Registration
     Statement on Form S-4 No. 33-55870

Pursuant to Rule 436 (c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by accountants within the meaning of Sections 7 and 11 of that Act.


/s/ COOPERS & LYBRAND  L.L.P.